Exhibit 10.32

(PNC BANK LETTERHEAD)

January 28, 2014

Middlesex Water Company

1500 Ronson Road

Iselin, New Jersey 08830-3020

Attn: A. Bruce O’Connor, V.P. & CFO

Re:	Renewal of Expiration Date for $20,000,000.00 Committed Line of Credit

Dear Bruce:

We are pleased to inform you that your committed line of credit has been renewed. The Expiration Date, as set forth in that certain Letter Agreement dated August 27, 2001 (the “Agreement”), and in the Amended and Restated committed Line of Credit Note dated January 29, 2010 executed and delivered pursuant to that Agreement (the “Note”), has been extended from January 29, 2014 to January 29, 2015, effective on January 30, 2014. All other terms and conditions of the Note and the Agreement remain in full force and effect.

It has been a pleasure working with you and I look forward to a continued successful relationship. Thank you again for your business.

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION

By:	/s/Virginia G. Alling
Virginia G. Alling
Vice President